    As filed with the Securities and Exchange Commission on July 31, 1997
                                                     Registration No. 333-

================================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                               --------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                               --------------

                      IWL COMMUNICATIONS, INCORPORATED
           (Exact name of Registrant as specified in its charter)

                    TEXAS                                   76-0043882
        (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                   Identification No.)


                      12000 AEROSPACE AVENUE, SUITE 200
                            HOUSTON, TEXAS 77034
        (Address, including zip code, of principal executive offices)

                               --------------

                        IWL COMMUNICATIONS, INCORPORATED
                      EMPLOYEE INCENTIVE STOCK OPTION PLAN

             IWL COMMUNICATIONS, INCORPORATED 1997 STOCK OPTION PLAN

        IWL COMMUNICATIONS, INCORPORATED 1997 DIRECTOR STOCK OPTION PLAN

                            (Full title of the plans)

                               --------------

                            IGNATIUS W. LEONARDS
                           CHIEF EXECUTIVE OFFICER
                      IWL COMMUNICATIONS, INCORPORATED
                      12000 AEROSPACE AVENUE, SUITE 200
                            HOUSTON, TEXAS  77034
                   (Name and address of agent for service)

                               (281) 482-0289
        (Telephone number, including area code, of agent for service)

                               --------------

                       CALCULATION OF REGISTRATION FEE

================================================================================================================================
Title of securities to be        Amount to be    Proposed maximum offering      Proposed maximum aggregate        Amount of
 registered                      registered(1)        price per share               offering price(2)          registration fee
--------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.01      560,614              (3)                        $3,012,852                        $913
 per share   . . . . . . . . .      shares
================================================================================================================================
(1)  Consists of 160,614 shares of Common Stock issuable pursuant to the IWL Communications, Incorporated Employee Incentive
     Stock Option Plan, 300,000 shares of Common Stock issuable pursuant to the IWL Communications, Incorporated 1997 Stock
     Option Plan, and 100,000 shares of Common Stock issuable pursuant to the IWL Communications, Incorporated 1997 Director
     Stock Option Plan.

(2)  Estimated pursuant to Rules 457(c) and (h) solely for purposes of computing the registration fee. The calculation of the proposed maximum aggregate offering price is based upon the aggregate exercise price for shares of Common Stock issuable upon the exercise of options already granted and is based upon the average of the high and low sales prices per share for the Common Stock reported on The Nasdaq National Market on July 29, 1997 for all other shares being registered.

(3)  Because there are options still available for grant under the 1997 Stock Option Plan and the 1997 Director Stock Option
     Plan and the exercise prices thereof may be based on the fair market value of the Common Stock on the date of grant, it is not possible as of the date hereof to determine the maximum offering price per share of the shares of Common Stock to be offered under the 1997 Stock Option Plan and the 1997 Director Stock Option Plan. The maximum offering price per share for options granted under the Employee Incentive Stock Option Plan is $4.49.



                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     NOTE:     The document(s) containing the information concerning the IWL
Communications, Incorporated Employee Incentive Stock Option Plan (the "Incentive Stock Option Plan"), the IWL Communications, Incorporated 1997 Stock Option Plan (the "1997 Stock Option Plan"), and the IWL Communications, Incorporated 1997 Director Stock Option Plan (the "1997 Director Stock Option Plan" and, collectively with the Incentive Stock Option Plan and the 1997 Stock Option Plan, the "Plans") required by Item 1 of Form S-8 and the statement of availability of registrant information and information relating to the Plans and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which IWL Communications, Incorporated (the "Company") has filed with the Commission pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

     (i) The Prospectus dated June 12, 1997 as filed on June 13, 1997 with the Commission pursuant to Rule 424(b) under the Securities Act in connection with the Company's Registration Statement on Form S-1, as amended (Registration No. 333-22801), which contains audited financial statements for the Company's fiscal year ended June 30, 1996, which is the Company's latest fiscal year for which audited financial statements have been filed; and

     (ii) The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A (Commission File No. 0-22293), as filed with the Commission pursuant to the Exchange Act on May 28, 1997, as may be amended, modified or superseded by any report or amendment filed with the Commission for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed amendment to this Registration Statement, or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article XII of the Company's Amended and Restated Articles of Incorporation, a copy of which is filed as Exhibit 4.1 to this Registration Statement, provides the following:

     "A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article shall not authorize the elimination or limitation of the liability of a director to the extent the director is found liable for:

          (1) a breach of the director's duty of loyalty to the Corporation or its shareholders;

          (2) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

          (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

          (4) an act or omission for which the liability of a director is expressly provided by an applicable statute."

     Article XI of the Company's Amended and Restated Articles of Incorporation provides the following:

     "The directors and officers of the Corporation shall be indemnified by the Corporation in a manner and to the extent permitted by applicable state or federal law as in effect from time to time."

     Section 7.06 of the Company's Amended and Restated Bylaws, a copy of which is filed as Exhibit 4.2 to this Registration Statement, provides the following:

     "The Corporation shall have the authority to and shall indemnify and advance expenses to the Directors, officers, employees, and agents of the Corporation or any other persons serving at the request of the Corporation in such capacities in a manner and to the maximum extent permitted by applicable state or federal law. The Corporation may purchase and maintain liability insurance or make other arrangements for such obligations to the extent permitted by the Texas Business Corporation Act."

     The Company currently has in effect a directors and officers liability insurance policy.

     The Texas Business Corporation Act permits, and in some cases requires, corporations to indemnify officers, directors, agents and employees who are or have been a party to or are threatened to be made a party to litigation against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses under certain circumstances.

     The Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to the Company's Registration Statement on Form S-1, as amended (Registration No. 333-22801), provides for indemnification by the underwriters of the Company's initial public offering of Common Stock of the Company and its officers and directors, and by the Company of such underwriters, for certain liabilities arising under the Securities Act or otherwise.

     As a result of these provisions or agreements, the Company and its shareholders may be unable to obtain monetary damages from a director or officer for breach of the duty of care. Although shareholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director or officer, shareholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

  EXHIBIT
   NUMBER                       DOCUMENT DESCRIPTION
  -------                       --------------------

     4.1    Amended and Restated Articles of Incorporation of the
            Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, as amended (Commission File No. 333-22801)).

    4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1, as amended (Commission File No. 333-22801)).

    4.3 Form of Certificate evidencing Common Stock (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1, as amended (Commission File No. 333-22801)).

    4.4 IWL Communications, Incorporated Employee Incentive Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-1, as amended (Commission File No. 333-22801)).

    4.5 IWL Communications, Incorporated 1997 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1, as amended (Commission File No. 333-22801)).

    4.6 IWL Communications, Incorporated 1997 Director Stock Option Plan (incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-1, as amended (Commission File No. 333-22801)).

    5.1*    Opinion of Munsch Hardt Kopf Harr & Dinan, P.C.

   23.1 Consent of Munsch Hardt Kopf Harr & Dinan, P.C. (included in the opinion filed as Exhibit 5.1 to this Registration
            Statement).

   23.2* Consent of KPMG Peat Marwick LLP, independent public accountants.

   24.1 Powers of Attorney (included on the signature page of this Registration Statement).


-------------------
*Filed herewith.

ITEM 9.  UNDERTAKINGS.
     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (notwithstanding the foregoing, any increase or decrease in the volume of the securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement);

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change in the information set forth in this Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 30, 1997.

                                       IWL COMMUNICATIONS, INCORPORATED


                                       By: /s/ Ignatius W. Leonards
                                          ------------------------------------
                                          Ignatius W. Leonards,
                                          Chief Executive Officer

     The undersigned directors and officers of IWL Communications, Incorporated, a Texas corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), each hereby constitutes and appoints Byron M. Allen and Richard H. Roberson, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, and in any and all capacities, to sign such Registration Statement and any or all amendments thereto (including post-effective amendments and amendments thereto) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith with the Commission, and hereby ratifies and confirms all that such attorneys-in-fact, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on July 30, 1997.

             SIGNATURE                        TITLE                       DATE
             ---------                        -----                       ----
     /s/ IGNATIUS W. LEONARDS     Chief Executive Officer, Chairman    July 30, 1997
    ---------------------------   of the Board, and Director
         Ignatius W. Leonards     (Principal Executive Officer)


     /s/ BYRON M. ALLEN           President and Director               July 30, 1997
    ---------------------------
         Byron M. Allen

     /s/ RICHARD H. ROBERSON      Chief Financial Officer and          July 30, 1997
    ---------------------------   Director (Principal Financial
         Richard H. Roberson      and Accounting Officer)


                                  Director                             July __, 1997
    ---------------------------
         Christopher J. Amenson

                                  Director                             July __, 1997
    ---------------------------
         Myron J. Goins